Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
July 26, 2012	904-398-9400

LANDSTAR SYSTEM REPORTS 23 PERCENT INCREASE IN DILUTED EARNINGS

PER SHARE TO A SECOND QUARTER RECORD OF $0.76

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported 2012 record second quarter diluted earnings per share of $0.76 from net income of $35.9 million, compared to net income of $29.6 million, or $0.62 per diluted share, for the 2011 second quarter. Operating margin, representing operating income divided by gross profit (gross profit defined as revenue less the cost of purchased transportation and commissions to agents) was 50.4 percent in the 2012 second quarter compared to 43.6 percent in the 2011 second quarter. Revenue for the 2012 second quarter was a second quarter record of $736.0 million compared to $675.6 million in the 2011 second quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2012 second quarter was $680.0 million, or 92 percent of revenue, compared to $621.5 million, or 92 percent of revenue, in the 2011 second quarter. In the 2012 and 2011 second quarters, the Company invoiced customers $79.3 million and $78.7 million, respectively, of fuel surcharges that were passed 100 percent to BCOs and excluded from revenue. Included in revenue hauled by third-party truck capacity providers in the 2012 and 2011 second quarters were $30.1 million and $25.9 million, respectively, of fuel surcharges invoiced to customers on revenue hauled by third-party truck brokerage carriers. Revenue hauled by rail, air and ocean cargo carriers was $41.3 million, or 6 percent of revenue, in the 2012 second quarter compared to $39.9 million, or 6 percent of revenue, in the 2011 second quarter.

LANDSTAR SYSTEM/2

Trailing twelve-month return on average shareholder’s equity was 41 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 29 percent. Landstar also announced that its Board of Directors has declared a quarterly dividend of $0.06 per share. The dividend is payable on August 31, 2012 to stockholders of record at the close of business on August 13, 2012. Also during the 2012 second quarter, the Company entered into a new credit agreement to refinance its existing credit facility. The new credit facility will expire in June 2017.

In addition, Landstar announced that its Board of Directors authorized the purchase of an additional 2,000,000 shares of its common stock from time-to-time in the open market and in privately negotiated transactions. During the 2012 second quarter, Landstar purchased 315,600 shares of its common stock at a total cost of $15,752,000. Currently, there are approximately 2,200,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program.

“Landstar’s 2012 second quarter performance was the best second quarter operating performance in Landstar history,” said Landstar Chairman, President and CEO Henry Gerkens. “Revenue in the 2012 second quarter increased approximately $60 million over the 2011 second quarter to record second quarter revenue of $736.0 million. Gross profit in the 2012 second quarter increased 5 percent over the 2011 second quarter to record second quarter gross profit of $116.7 million. Operating income in the 2012 second quarter increased 21 percent over the 2011 second quarter to record second quarter operating income of $58.8 million. Diluted earnings per share in the 2012 second quarter increased 23 percent over the 2011 second quarter to record second quarter diluted earnings per share of $0.76. The record second quarter performance was led by continued strength in demand for Landstar’s truck transportation services as Landstar continues to execute on its solutions oriented approach to customers. The number of loads hauled on truck capacity in the 2012 second quarter increased 8 percent over the 2011 second quarter. As anticipated, the increase in pricing on truck transportation on a quarter over prior year quarter basis has moderated to some degree, but still remained high in relation to historical amounts.”

LANDSTAR SYSTEM/3

Gerkens continued, “Demand for the Company’s truck transportation services continued to be strong throughout the 2012 second quarter. Available truck capacity in the flatbed/unsided trailing equipment market continued to lag demand and available truck capacity in the van arena was in-line with demand. Historically, revenue in the Company’s core business during the fiscal third quarter has been relatively consistent with revenue generated in the Company’s core business during the fiscal second quarter. Assuming the current and historical operating trends continue, I would expect 2012 third quarter diluted earnings per share to be within a range of $0.71 to $0.75.”

Landstar will hold a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Second Quarter 2012 Earnings Release Conference Call.” The webcast will be available on the Company’s website through Thursday, August 2, 2012.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2011 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:

Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

LANDSTAR SYSTEM/5

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 30, 2012	June 25, 2011	June 30, 2012	June 25, 2011
Revenue	$1,384,996	$1,247,547	$735,973	$675,561
Investment income	792	921	405	393

Costs and expenses:
Purchased transportation	1,055,703	941,360	562,781	509,982
Commissions to agents	106,692	98,175	56,460	54,004
Other operating costs	11,188	15,623	4,716	7,679
Insurance and claims	20,401	24,715	9,306	13,449
Selling, general and administrative	76,461	73,046	37,662	35,782
Depreciation and amortization	13,404	12,787	6,664	6,388

Total costs and expenses	1,283,849	1,165,706	677,589	627,284

Operating income	101,939	82,762	58,789	48,670
Interest and debt expense	1,494	1,605	770	777

Income before income taxes	100,445	81,157	58,019	47,893
Income taxes	37,743	31,002	22,164	18,295

Net income	62,702	50,155	35,855	29,598
Less: Net loss attributable to noncontrolling interest	—	(62)	—	—

Net income attributable to Landstar System, Inc. and subsidiary	$62,702	$50,217	$35,855	$29,598

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$1.34	$1.05	$0.76	$0.62

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$1.33	$1.05	$0.76	$0.62

Average number of shares outstanding:
Earnings per common share	46,856,000	47,826,000	46,915,000	47,782,000

Diluted earnings per share	47,083,000	47,907,000	47,104,000	47,912,000

Dividends paid per common share	$0.110	$0.100	$0.055	$0.050

LANDSTAR SYSTEM/6

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 30, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$64,395	$80,900
Short-term investments	36,601	27,944
Trade accounts receivable, less allowance of $7,379 and $6,591	423,059	368,377
Other receivables, including advances to independent contractors, less allowance of $4,727 and $5,384	54,938	53,263
Deferred income taxes and other current assets	23,089	21,308

Total current assets	602,082	551,792

Operating property, less accumulated depreciation and amortization of $150,687 and $145,804	152,059	142,146
Goodwill	57,470	57,470
Other assets	71,687	57,041

Total assets	$883,298	$808,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$24,072	$25,905
Accounts payable	203,919	163,307
Current maturities of long-term debt	16,937	17,212
Insurance claims	69,156	76,624
Other current liabilities	46,984	48,065

Total current liabilities	361,068	331,113

Long-term debt, excluding current maturities	108,617	115,130
Insurance claims	25,297	27,494
Deferred income taxes and other non-current liabilities	40,557	34,135

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,851,672 and 66,602,486 shares	669	666
Additional paid-in capital	170,921	165,712
Retained earnings	1,004,701	947,156
Cost of 20,202,662 and 19,882,289 shares of common stock in treasury	(829,443)	(813,684)
Accumulated other comprehensive income	911	727

Total shareholders’ equity	347,759	300,577

Total liabilities and shareholders’ equity	$883,298	$808,449

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	June 30, 2012	June 25, 2011	June 30, 2012	June 25, 2011
Revenue generated through (in thousands):
Business Capacity Owners (1)	$701,248	$669,748	$371,886	$362,854
Truck Brokerage Carriers	578,932	472,391	308,090	258,668
Rail intermodal	36,220	34,832	18,838	18,367
Ocean and air cargo carriers	40,127	42,931	22,458	21,538
Other (2)	28,469	27,645	14,701	14,134

	$1,384,996	$1,247,547	$735,973	$675,561

Number of loads:
Business Capacity Owners (1)	415,150	402,730	215,950	210,690
Truck Brokerage Carriers	333,600	287,210	175,570	151,470
Rail intermodal	14,820	14,830	7,660	7,570
Ocean and air cargo carriers	7,910	7,950	3,930	4,170

	771,480	712,720	403,110	373,900

Revenue per load:
Business Capacity Owners (1)	$1,689	$1,663	$1,722	$1,722
Truck Brokerage Carriers	1,735	1,645	1,755	1,708
Rail intermodal	2,444	2,349	2,459	2,426
Ocean and air cargo carriers	5,073	5,400	5,715	5,165

			June 30, 2012	June 25, 2011
Truck Capacity Providers
Business Capacity Owners (1) (3)			7,959	7,711
Truck Brokerage Carriers:
Approved and active (4)			19,283	17,696
Approved			9,051	8,984

			28,334	26,680

Total available truck capacity providers			36,293	34,391

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.
(3)	Trucks provided by Business Capacity Owners were 8,478 and 8,231 at June 30, 2012 and June 25, 2011, respectively.
(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.